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                                                                    EXHIBIT 22.1


                         SUBSIDIARIES OF THE REGISTRANT



                                                                 JURISDICTION OF
NAME OF SUBSIDIARY                                                INCORPORATION
------------------                                               ---------------

1.  GZA GeoEnvironmental, Inc.                                    Massachusetts

2.  GZA Remediation, Inc.                                         Massachusetts

3.  GZA Securities Corporation                                    Massachusetts

4.  GZA Drilling, Inc. (a wholly owned
    subsidiary of GZA GeoEnvironmental, Inc.)                     Massachusetts

5.  GZA Texas, Inc. (a wholly owned subsidiary
    of GZA GeoEnvironmental, Inc.)                                Massachusetts